NEWS RELEASE

Contact: Alliance Data
Julie Prozeller – Analysts/Investors
Financial Dynamics
212-850-5721
alliancedata@fd.com

Shelley Whiddon – Media
214-494-3811
shelley.whiddon@alliancedata.com

ALLIANCE DATA SIGNS LONG-TERM EXTENSION AGREEMENT
WITH TREK BICYCLE CORPORATION

Alliance Data to Continue Providing Private Label Credit Card Services Designed to Boost Dealer
Sales and Encourage Repeat Business for Global Manufacturer of Specialty High-End Bicycles

DALLAS – November 22, 2010 – Alliance Data Systems Corporation (NYSE: ADS), a leading provider of loyalty and marketing solutions derived from transaction-rich data, today announced it has signed a long-term contract renewal with Trek Bicycle Corporation. Under terms of the agreement, Alliance Data will continue to provide a turnkey private label credit card solution that is available to Trek’s dealer base of 1,900 merchants nationwide. Founded in 1976, Trek is a global manufacturer and distributor of high-end bicycles and related parts and accessories sold through independent specialty bike shops (dealers).

Alliance Data provides Trek with private label credit card services including account acquisition and activation, receivables funding, card authorization, card issuance, statement generation, marketing services, remittance processing, and customer service functions. Customers can use their Trek private label credit card to purchase both Trek-branded and non-Trek merchandise.

Trek and its dealers also benefit from a proprietary Alliance Data product, universal web solution, which allows for secure web-based management and delivery of critical credit functions. Through this web-based solution, Trek or its dealers can take advantage of the additional functionality without having to purchase additional point-of-sale equipment. Alliance Data’s solution enables Trek and its dealers to process credit applications within 30 seconds, and disperse and receive daily settlement of transactions. Additionally, through this consumer transactional data, Trek has greater visibility into their customers, resulting in improved customer support and a better customer experience with the brand.

“Alliance Data’s credit solution has been an important part of our dealers’ business, both in terms of providing a convenient financing tool, but also because it provides an effective communications channel through monthly billing statements for our dealers to directly interface with their customers,” said David Smith, Director of Financial Services for, Trek Bicycle Corp. “We value Alliance Data’s industry expertise and keen understanding of the competitive retail environment; with their robust set of credit and marketing tools, we look forward to continuing our partnership and working with them to help us drive sales and customer loyalty.”

Ivan Szeftel, president of Alliance Data’s Retail Services, said, “We are pleased to continue partnering with Trek. This dealer-based credit program allows Trek to deliver additional value to both its dealers and to its customers. We will continue working with Trek to grow the program and drive customer loyalty and spend through marketing and tailored communications to cardholders. Additionally, Trek is such a well-known brand in the cycling business, and this private label credit card program is an effective means of extending and building upon the brand.”

About Trek Bicycle Corporation
Headquartered in Waterloo, Wisconsin, Trek Bicycle Corporation is a global leader in bicycle design and manufacturing. From the original hand-built steel touring frames introduced in 1976 to the revolutionary OCLV Carbon first introduced in 1992, Trek’s passion for innovation, quality, and performance leads the industry with next-generation thinking and cutting-edge technology. With countless professional wins, Trek enjoys a rich tradition of victory in the world’s premier cycling events. Today, with a broad range of bicycles and cycling products under the Trek, Gary Fisher, and Bontrager brand names, Trek continues to pursue new ways to bring the joy of cycling to all people.For more information about Trek, visit www.trekbikes.com.

About Alliance Data
Alliance Data (NYSE: ADS) and its combined businesses is North America’s largest and most comprehensive provider of transaction-based, data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today’s most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and other emerging technologies. Headquartered in Dallas, Alliance Data employs approximately 7,400 associates at 50 locations worldwide.

Alliance Data is a leading provider of marketing-driven credit solutions, and is the parent company of Epsilon®, a leading provider of multi-channel, data-driven technologies and marketing services, and LoyaltyOne™, which owns and operates the AIR MILES® Reward Program, Canada’s premier coalition loyalty program. For more information about the company, visit our web site, www.AllianceData.com, or you can follow us on Twitter at www.Twitter.com/AllianceData.

Alliance Data’s Safe Harbor Statement/Forward Looking Statements
This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including the anticipated effects of the CARD Act and those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company’s Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company’s most recent Form 10-K.

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